SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                       Securities and Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                                October 22, 1996


                            Long Island Bancorp, Inc.
             (Exact Name of Registrant as Specified in its Charter)


         Delaware                       0-23526                  11-3198508
(State or Other Jurisdiction        (Commission File         (I.R.S. Employer
of Incorporation)                   Number)                  Identification No.)


201 Old Country Road
Melville, New York                                              11747-2724
(Address of Principal                                           (Zip Code)
Executive Offices)


Registrant's telephone number, including area code (516) 547-2000


                                 Not Applicable

          (Former Name of Former Address, if Changed Since Last Report)

Item 1.           Changes in Control Registrant
                           Not Applicable

Item 2.           Acquisition or Disposition of Assets
                           Not Applicable

Item 3.           Bankruptcy or Receivership
                           Not Applicable

Item 4.           Changes in Registrant's Certifying Accountant
                           Not Applicable

Item 5.           Other Events
                           Press Release of Long Island Bancorp, Inc.
                              dated October 22, 1996

Item 6.           Resignations of Registrant's Directors
                           Not Applicable

Item 7.           Financial Statements and Exhibits
                           (a)  Not Applicable

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                               LONG ISLAND BANCORP, INC.


                                        By:  /S/        Mark Fuster
                                           ---------------------------
                                        Name:           Mark Fuster
                                        Title:          Chief Financial Officer
                                                        (principal financial and
                                                        accounting officer)


Date:    October 23, 1996

LONG ISLAND BANCORP, INC.         NEWS RELEASE
201 Old Country Road
Melville, New York  11747
                                     Contact:

                                              Mary M. Feder
                                              Vice President, Investor Relations
                                              516-547-2607

     LONG ISLAND BANCORP, INC. REPORTS FOURTH QUARTER AND YEAR END EARNINGS
         Melville, New York, October 22, 1996 - Long Island Bancorp, Inc. (NASDAQ: LISB), the holding company for The Long Island Savings Bank, FSB today reported net income of $32.3 million and primary and fully diluted earnings per share of $1.33 for the year ended September 30, 1996. Excluding the effect of a one-time SAIF insurance assessment of $18.7 million and the one-time costs related to our President's retirement of $0.05 per share, net income would have been $44.3 million and primary and fully diluted earnings per share would have been $1.83. For the year ended September 30, 1995 net income amounted to $43.5 million and primary and fully diluted earnings per share were $1.73 and $1.71, respectively.
         Excluding the effect of the special charges described above, net income for the fourth quarter of 1996 would have been $10.1 million and primary and fully diluted earnings per share would have been $0.43. However, the Company reported a net loss of $1.9 million and primary and fully diluted loss per share of $0.08. For the 1995 fourth quarter, net income amounted to $11.9 million and primary and fully diluted earnings per share amounted to $0.47.
         Commenting on the financial performance this quarter, John J. Conefry, Jr., Chairman of the Board and Chief Executive Officer stated, "We are very pleased that Congress has passed legislation that significantly reduces the FDIC premium disparity that existed between SAIF-insured institutions and BIF-insured institutions. For community banks, such as The Long Island Savings Bank, the premium disparity was particularly onerous. We look upon the one-time pre-tax special assessment of $0.45 per share as a positive investment for the future since the Bank's annual assessment rate is expected to be reduced from the current rate of 23 basis points to approximately 6.4 basis points, resulting in a significant annual savings."

EARNINGS SUMMARY FOR THE YEAR ENDED SEPTEMBER 30, 1996
------------------------------------------------------
         The Company's net interest income increased by $1.1 million to $154.4 million for the year ended September 30, 1996. The increase is primarily attributable to the redeployment of funds from mortgage-backed securities and debt and equity securities into real estate loans at a positive interest rate spread. The utilization of additional borrowed funds, however, contributed to a 20 basis point decline in the net interest margin to 3.24% in 1996 from 3.44% in 1995.
         The provision for possible loan losses was reduced by $0.3 million to $6.2 million for the year ended September 30, 1996. This reduction reflects the stable level of non-performing loans, which at September 30, 1996 was $52.7 million, and the improvement in the ratio of non-performing loans to total loans to 1.69% in 1996, down from 2.67% in 1995. Net charge-offs for 1996 amounted to $6.6 million, the lowest level in the past seven years and the ratio of net charge-offs to average loans outstanding declined for the third consecutive year to 0.27%.
         Total non-interest income increased by $11.7 million, or 40.2%, to $40.8 million in the year ended September 30, 1996. A portion of the growth in non-interest income was due to an increase of $6.7 million in net gains on sale activity. The increase in net gains on sale activity reflects the execution of management's strategy of periodically realizing profits in the Company's loan, investment and funding portfolios. As interest rates changed during the year, the Company realized profits in the available-for-sale portfolios which resulted in increased liquidity and improved the Company's ability to take advantage of higher yielding investments as they become available. Total non-interest income also benefited by an increase of $2.7 million in the net gain on investments in real estate and premises. During 1996, the Company disposed of ten real estate investment properties, most of which were the result of various business acquisitions and were not necessary to support its core businesses. In addition to the above, loan servicing fees increased by $1.0 million reflecting the continued expansion of mortgage servicing activities and income from insurance and securities commissions increased by $0.8 million reflecting expanded delivery channels.
         Total non-interest expense increased by $30.5 million, or 29.7%, to $133.0 million in the year ended September 30, 1996. The increase was principally the result of the SAIF insurance special assessment discussed previously and an increase of $6.5 million in compensation costs. The incremental compensation costs were the result of the rise in the price of the Company's common stock and its impact on the Company's stock based benefit plans, as well as retirement costs and normal annual salary increases. Beginning on January 1, 1997, the Company anticipates a reduction in its stock based benefit costs as a result of plan modifications recently adopted. Occupancy and equipment costs increased by $2.1 million and other G&A expenses increased by $1.5 million in 1996 primarily reflecting the Company's continued technological investments to improve its information and communication systems coupled with its recent acquisitions of First Home Mortgage of Virginia, Inc. and two of the mortgage origination offices of Fleet Mortgage Company. Advertising costs increased by $1.2 million as a result of the Company's television ad campaign.
         Income tax expense decreased by $6.1 million, or 20.5%, to $23.8 million in the year ended September 30, 1996. This decrease is attributable to the decrease in pretax income partially offset by an increase in the effective tax rate to 42.4% in 1996 from 40.7% in 1995. The increase in the effective tax rate principally reflects limitations placed on the tax deductibility of ESOP contributions that arise from increases in the price of the Company's common stock.

FOURTH QUARTER EARNINGS SUMMARY
-------------------------------
         The Company's net interest income increased by $0.6 million to $38.7 million in the quarter ended September 30, 1996. The increase in net interest income is attributable to the growth of the average real estate loan portfolio to $2.9 billion at September 30, 1996 from $1.8 billion at September 30, 1995. This growth was funded by a $650.1 million reduction in the average MBS portfolio and a $288.7 million increase in average borrowed funds. The net interest margin declined to 3.09% in the 1996 quarter from 3.27% in the 1995 quarter partially as a result of the increase in borrowed funds.
         Total non-interest income increased by $2.3 million, or 26.9%, to $10.8 million in the quarter ended September 30,1996. The increase is principally due to an improvement in net gains on sale activity of $2.0 million and additional loan servicing fees of $0.7 million. The $2.0 million increase in the net gains on sale activity reflects management's strategy as previously described of realizing portfolio profits and capitalizing on reinvestment opportunities that arise as interest rates fluctuate. The increase of $0.7 million in loan servicing fees reflects the growth of the mortgage servicing portfolio. The decline in other income is due to the positive impact in the 1995 quarter of the resolution of an outstanding claim of approximately $0.9 million that had arisen from a prior acquisition.
         Total  non-interest  expense  increased by $24.6 million,  or 93.2%, to
$51.0 million in the quarter ended September 30, 1996. The increase in non-interest expense is principally a result of the one-time $18.7 million SAIF assessment discussed earlier. Further contributing to the increase are additional compensation and benefit costs, office occupancy and equipment costs, and other G&A expenses. Compensation and benefit costs increased by $5.3 million due to greater costs related to stock based benefit plans reflecting the appreciation of the Company's common stock, retirement costs and the integration of our recent mortgage banking acquisitions. Office occupancy and equipment costs and other G&A expenses increased by $0.4 million and $0.8 million, respectively, also stemming from the acquisitions. The effect of these increases was mitigated by a decrease in advertising costs of $0.6 million which were higher in the 1995 quarter due to the Company's decision to promote its consumer banking and mortgage lending businesses.
         Income tax expense decreased by $7.9 million to a $1.0 million benefit for the quarter ended September 30, 1996. This decrease is attributable to the decrease in pretax income partially offset by a decline in the effective tax rate to 35.0% in 1996 from 36.5% in 1995. The effective tax rates principally reflect reductions in the Company's deferred tax valuation allowance pursuant to SFAS No. 109, "Accounting for Income Taxes."

BALANCE SHEET SUMMARY
---------------------
         Total assets at September 30, 1996 were $5.4 billion, an increase of $462.2 million from the amount reported at September 30, 1995. The growth in assets is attributable to an increase of $1.0 billion in total loans receivable held for investment partially offset by a $536.5 million decrease in mortgage-backed securities. Loan volume for the fiscal year ended September 30, 1996 was $2.5 billion of which $353.8 million represents bulk purchases of loans.
         The increase in total liabilities primarily reflects an increase in borrowed funds of $344.3 million and an increase in deposits of $59.5 million.
         Stockholders' equity decreased by $7.1 million during the fiscal year ended September 30, 1996. The decrease reflects the declaration of $9.2 million in dividends, the net purchase of treasury stock in the amount of $38.0 million and a $0.3 million decline in unrealized gains on securities classified as available-for-sale which was partially offset by earnings of $32.3 million and $8.1 million related to the Company's stock benefit plans. At September 30, 1996, book value per share amounted to $21.06.
         Long Island Bancorp, Inc. is the holding company for The Long Island Savings Bank, FSB. The Long Island Savings Bank, FSB is a federally chartered FDIC-insured institution which serves its customers through 36 full service branch offices throughout Queens, Nassau and Suffolk counties. The Bank also operates mortgage loan offices across Long Island and in Connecticut, Delaware, Georgia, Maryland, New Jersey, North Carolina, Pennsylvania and Virginia, and maintains an Internet home page at the address: http: //www.lisb.com.

         This document contains forward looking statements based on current management expectations. The Company's actual results could differ materially from those management expectations. Factors that could cause future results to vary from current management expectations include, but are not limited to, general economic conditions, changes in interest rates, deposit flows, the cost of funds, cost of federal deposit insurance premiums, demand for loan products, demand for financial services, competition, changes in the quality or composition of the Bank's loan and investment portfolios, changes in accounting principles, policies or guidelines, and other economic, competitive, governmental, regulatory and technological factors affecting the Company's operations, products, services and prices. Additional factors are described in the Company's public reports filed with the SEC.



                           (Financial tables attached)



                            LONG ISLAND BANCORP, INC.
                                 AND SUBSIDIARY
                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                        (In thousands, except share data)
                                                                            SEPTEMBER 30,      SEPTEMBER 30,
                                                                                 1996               1995
                                                                            ---------------    ---------------

                              A S S E T S
Cash and cash equivalents (including interest-earning assets of
$37,357 and
    $10,850, respectively)                                                  $       76,348     $       67,410
Investment in debt and equity securities, net:
      Held-to-maturity, net (estimated fair value of
        $0 and $55,871, respectively)                                                                  55,839
                                                                                     ---
      Available-for-sale                                                           180,650            233,408
Mortgage-backed securities, net:
      Held-to-maturity (estimated fair value of
        $21,120 and $1,339,014, respectively)                                       23,096          1,337,903
      Available-for-sale                                                         1,717,106            938,847
Stock in Federal Home Loan Bank of New York, at cost                                40,754             35,132
Loans held for sale, net                                                            57,969             49,372
Loans receivable held for investment, net:
      Real estate loans, net                                                     2,921,285          1,900,204
      Commercial loans, net                                                          7,810              8,706
      Other loans, net                                                             145,654            120,189
                                                                            ---------------    ---------------
      Loans, net                                                                 3,074,749          2,029,099
      Less allowance for possible loan losses                                     (33,912)           (34,358)
                                                                            ---------------    ---------------
      Total loans receivable held for investment, net                            3,040,837          1,994,741
Mortgage servicing rights, net                                                      29,687             11,328
Office properties and equipment, net                                                89,279             86,239
Accrued interest receivable, net                                                    32,962             31,752
Real estate owned, net                                                               8,155              8,893
Investment in real estate, net                                                       2,525             12,286
Prepaid expenses and other assets                                                   64,423             38,472
                                                                            ---------------    ---------------
Total assets                                                                $    5,363,791     $    4,901,622
                                                                            ===============    ===============


   L  I  A  B  I  L  I  T  I  E  S  A  N D S T O C K H O L D E R S ' E Q U I T Y
Liabilities:
      Deposits, net                                                         $    3,633,010     $    3,573,529
      Official checks outstanding                                                   49,860             42,812
      Borrowed funds                                                               978,023            633,675
      Mortgagors' escrow liabilities                                                64,232             71,400
      Accrued expenses and other liabilities                                       119,572             54,032
                                                                            ---------------    ---------------
Total liabilities                                                                4,844,697          4,375,448
Stockholders' equity:
      Preferred stock ($0.01 par value, 5,000,000 shares authorized;
        none issued)
                                                                                     ---               ---
      Common stock ($0.01 par value,  45,000,000 shares  authorized;  26,816,464 shares issued, 24,644,157 and 26,076,486 outstanding,
        respectively)                                                                  268                268
      Additional paid-in capital                                                   304,027            298,518
      Unallocated Employee Stock Ownership Plan                                   (19,230)           (21,443)
      Unearned Management Recognition & Retention Plan                             (5,551)            (7,071)
      Unrealized gain on securities available-for-sale, net of tax                   6,633              6,947
      Retained income-partially restricted                                         285,311            264,105
      Treasury stock, at cost (2,172,307 and 739,978 shares,                      (52,364)           (15,150)
      respectively)
                                                                            ---------------    ---------------
Total stockholders'  equity                                                        519,094            526,174
                                                                            ---------------    ---------------
Total liabilities and stockholders' equity                                  $    5,363,791     $    4,901,622
                                                                            ===============    ===============




                            LONG ISLAND BANCORP, INC.
                                 AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (In thousands, except per share data)

                                                                  FOR THE THREE MONTHS ENDED       FOR THE YEAR ENDED
                                                                        SEPTEMBER 30,                 SEPTEMBER 30,
                                                                -----------------------------------------------------------
                                                                    1996            1995           1996           1995
                                                                -------------  -----------------------------  -------------


Interest income:
   Real estate loans                                            $     54,541   $     37,943    $    185,241   $    140,268
   Commercial loans                                                      152            116             705            984
   Other loans                                                         3,851          3,567          14,845         14,840
   Mortgage-backed securities                                         28,842         39,598         134,064        140,173
   Debt and equity securities                                          4,034          5,538          16,716         24,950
                                                                -------------  -------------   -------------  -------------
        Total interest income                                         91,420         86,762         351,571        321,215
                                                                -------------  -------------   -------------  -------------
Interest expense:
   Deposits                                                           39,044         38,668         155,830        139,641
   Borrowed funds                                                     13,650          9,946          41,346         28,255
                                                                -------------  -------------   -------------  -------------
        Total interest expense                                        52,694         48,614         197,176        167,896
                                                                -------------  -------------   -------------  -------------
        Net interest income                                           38,726         38,148         154,395        153,319
Provision for possible loan losses                                     1,500          1,500           6,200          6,470
                                                                -------------  -------------   -------------  -------------
        Net interest income after provision for possible              37,226         36,648         148,195        146,849
        loan losses
Non-interest income:
   Fees and other income:
      Loan fees and service charges                                      944            748           3,217          2,494
      Loan servicing fees                                              4,648          3,989          13,863         12,873
      Income from insurance and securities commissions                   368            215           1,608            805
      Deposit service fees                                             1,518          1,446           5,937          5,917
                                                                -------------  -------------   -------------  -------------
        Total fee income                                               7,478          6,398          24,625         22,089
      Other income                                                     1,050          1,623           3,718          3,903
                                                                -------------  -------------   -------------  -------------
        Total fees and other income                                    8,528          8,021          28,343         25,992
   Net gains on sale activity:
      Net gains on loans and mortgage-backed securities                2,676            616           7,993          3,562
      Net (losses) gains on investment in debt and equity               (88)              1             340        (1,924)
      securities
                                                                -------------  -------------   -------------  -------------
        Total net gains on sale activity                               2,588            617           8,333          1,638
   Net (loss) gain on investment in real estate and premises           (276)           (95)           4,118          1,467
                                                                -------------  -------------   -------------  -------------
        Total non-interest income                                     10,840          8,543          40,794         29,097

Non-interest expense:
   General and administrative expense:
      Compensation, payroll taxes and fringe benefits                 16,812         11,544          57,969         51,443
      Advertising                                                      1,673          2,313           5,940          4,691
      Office occupancy and equipment                                   5,679          5,250          20,631         18,547
      Federal insurance premiums                                       2,287          2,206           9,055          8,961
      Other general and administrative expense                         5,327          4,562          18,612         17,101
                                                                -------------  -------------   -------------  -------------
        Total general and administrative expense                      31,778         25,875         112,207        100,743
   SAIF special assessment                                            18,657           ---           18,657           ---

   Net loss on real estate owned                                         559            522           2,090          1,790
                                                                -------------  -------------   -------------  -------------
        Total non-interest expense                                    50,994         26,397         132,954        102,533
                                                                -------------  -------------   -------------  -------------
(Loss) income before income taxes                                    (2,928)         18,794          56,035         73,413
Provision for income tax (benefit) expense                           (1,026)          6,868          23,760         29,897
                                                                -------------  -------------   -------------  -------------
Net (loss) income                                               $    (1,902)   $     11,926    $     32,275   $     43,516
                                                                =============  =============   =============  =============


Primary (loss) earnings per common share                        $     (0.08)   $       0.47    $       1.33   $       1.73
                                                                =============  =============   =============  =============

Fully diluted (loss) earnings per common share                  $     (0.08)   $       0.47    $       1.33   $       1.71
                                                                =============  =============   =============  =============





                            LONG ISLAND BANCORP, INC.
                                 AND SUBSIDIARY
                              AVERAGE BALANCE SHEET

                                                        FOR THE THREE MONTHS ENDED SEPTEMBER 30,
                                  --------------------------------------------------------------------------------------

                                                    1996                                         1995
                                  ------------------------------------------   -----------------------------------------
                                                                 AVERAGE                                      AVERAGE
                                     AVERAGE                     YIELD\           AVERAGE                      YIELD\
                                     BALANCE        INTEREST      COST            BALANCE        INTEREST       COST
                                  --------------  -------------  -----------   --------------  ------------  -----------
                                                                 (DOLLARS IN THOUSANDS)
INTEREST-EARNING ASSETS
Interest-earning cash
    equivalents                   $      29,641   $        378      5.07 %     $      31,195   $       443      5.68 %
Debt and equity securities
    and FHLB-NY stock, net (1)          263,101          3,657      5.56             345,964         5,095      5.89
Mortgage-backed securities,           1,681,810         28,843      6.86           2,331,909        39,598      6.79
net (1)
Real estate loans, net (2)            2,899,104         54,540      7.53           1,838,997        37,943      8.25
Commercial and other loans,             136,012          4,002     11.77             111,647         3,683     13.19
net (2)
                                  --------------  -------------  --------      --------------  ------------  --------
Total interest-earning assets         5,009,668         91,420      7.30           4,659,712        86,762      7.45
Other non-interest-earning              282,313                                      229,151
assets
                                  --------------  -------------                --------------  ------------
Total assets                      $   5,291,981   $     91,420                 $   4,888,863   $    86,762
                                  ==============  =============                ==============  ============

INTEREST BEARING LIABILITIES
Deposits, net                     $   3,682,553   $     39,044      4.22 %     $   3,598,920   $    38,668      4.26 %
Borrowed funds                          963,080         13,649      5.64             674,350         9,946      5.85
                                  --------------  -------------  --------      --------------  ------------  --------
Total interest-bearing                4,645,633         52,693      4.51           4,273,270        48,614      4.51
liabilities
Non-interest-bearing                    125,372                                      103,097
liabilities
                                  --------------                               --------------

Total liabilities                     4,771,005                                    4,376,367
Total stockholders' equity              520,976                                      519,129
                                  --------------  -------------  --------      --------------  ------------  --------
Total liabilities and
stockholders'
                                  $   5,291,981   $     52,693                 $   4,895,496   $    48,614
equity
                                  ==============  -------------                ==============  ------------
Net interest income/spread (3)                    $     38,727      2.79 %                     $    38,148      2.93 %
                                                  =============  ========                      ============  ========
Net interest margin as %
    of interest-earning assets                                      3.09 %                                      3.27 %
    (4)
                                                                 ========                                    ========
Ratio of interest-earning
assets to
    interest-bearing                                              107.84 %                                    109.04 %
    liabilities
                                                                 ========                                    ========

(1) Debt and equity and mortgage-backed securities are shown including the average market value appreciation of $3.4 million and $7.0 million for the three months ended September 30, 1996 and 1995, respectively.
(2) Net of unearned discounts, premiums, deferred loan fees, purchase accounting discounts and premiums and allowance for possible loan losses, and including non-performing loans and loans held for sale.
(3) Interest rate spread represents the difference between the average rate on interest-earning assets and the average cost of interest-bearing liabilities.
(4) Net interest margin represents net interest income divided by average interest-earning assets.



                            LONG ISLAND BANCORP, INC.
                                 AND SUBSIDIARY
                              AVERAGE BALANCE SHEET

                                                            FOR THE YEAR ENDED SEPTEMBER 30,
                                  --------------------------------------------------------------------------------------

                                                    1996                                         1995
                                  ------------------------------------------   -----------------------------------------
                                                                 AVERAGE                                     AVERAGE
                                     AVERAGE                     YIELD/           AVERAGE                    YIELD/
                                     BALANCE        INTEREST      COST            BALANCE       INTEREST      COST
                                  --------------  -------------  -----------   --------------  ------------  -----------
                                                                 (DOLLARS IN THOUSANDS)
INTEREST-EARNING ASSETS
Interest-earning cash
    equivalents                   $      32,109   $      1,708      5.32 %     $      47,153   $     2,560      5.43 %
Debt and equity securities
    and FHLB-NY stock, net (1)          268,344         15,008      5.59             391,556        22,390      5.72
Mortgage-backed securities,           1,952,217        134,064      6.87           2,176,416       140,173      6.44
net (1)
Real estate loans, net (2)            2,380,633        185,241      7.78           1,724,834       140,268      8.13
Commercial and other loans,             125,629         15,550     12.38             117,993        15,824     13.41
net (2)
                                  --------------  -------------  --------      --------------  ------------  --------
Total interest-earning assets         4,758,932        351,571      7.39           4,457,952       321,215      7.21
Other non-interest-earning              268,355                                      228,981
assets
                                  --------------  -------------                --------------  ------------
Total assets                      $   5,027,287   $    351,571                 $   4,686,933   $   321,215
                                  ==============  =============                ==============  ============

INTEREST-BEARING LIABILITIES
Deposits, net                     $   3,657,503   $    155,830      4.26 %     $   3,569,571       139,641      3.91 %
Borrowed funds                          724,448         41,346      5.71             510,987        28,255      5.53
                                  --------------  -------------  --------      --------------  ------------  --------
Total interest-bearing                4,381,951        197,176      4.50           4,080,558       167,896      4.11
liabilities
Non-interest-bearing                    120,982                                       95,689
liabilities
                                  --------------                               --------------
Total liabilities                     4,502,933                                    4,176,247
Total stockholders' equity              524,354                                      510,686
                                  --------------  -------------  --------      --------------  ------------  --------
Total liabilities and
stockholders'
  equity                          $   5,027,287   $    197,176                 $   4,686,933   $   167,896
                                  ==============  -------------                ==============  ------------
Net interest income/spread (3)                    $    154,395      2.89 %                     $   153,319      3.10 %
                                                  =============  ========                      ============  ========
Net interest margin as %
    of interest-earning assets                                      3.24 %                                      3.44 %
    (4)
                                                                 ========                                    ========
Ratio of interest-earning
assets to
    interest-bearing                                              108.60 %                                    109.25 %
    liabilities
                                                                 ========                                    ========

(1) Debt and equity and mortgage-backed securities are shown including the average market value appreciation of $12.7 million and depreciation of $7.0 million for the year ended September 30, 1996 and 1995, respectively.
(2) Net of unearned discounts, premiums, deferred loan fees, purchase accounting discounts and premiums and allowance for possible loan losses, and including non-performing loans and loans held for sale.
(3) Interest rate spread represents the difference between the average rate on interest-earning assets and the average cost of interest-bearing liabilities.
(4) Net interest margin represents net interest income divided by average interest-earning assets.



                            LONG ISLAND BANCORP, INC.
                                 AND SUBSIDIARY
                              FINANCIAL HIGHLIGHTS

                                                            AT OR FOR THE                         AT OR FOR THE
                                                            THREE MONTHS                              YEAR
                                                         ENDED SEPTEMBER 30,                   ENDED SEPTEMBER 30,
                                                  ----------------------------------    ----------------------------------

                                                      1996                1995               1996                1995
                                                  --------------     ---------------    ---------------     ---------------

SELECTED FINANCIAL RATIOS: (a)
Return on average assets (b)                           (0.14)%              0.97%               0.64%              0.93%
Return on average stockholders' equity (c)             (1.46)               9.10                6.16               8.52
Average stockholders' equity to average assets          9.84               10.68               10.43              10.90
(d)
Stockholders' equity to total assets (e)                9.68               10.73                9.68              10.73
Interest rate spread during period                      2.79                2.93                2.89               3.10
Net interest margin                                     3.09                3.27                3.24               3.44
Operating expenses to average assets                    2.40                2.11                2.23               2.15
Efficiency ratio                                       67.25               56.04               61.40              56.18
Net interest income to operating expenses               1.22x               1.47x               1.38x              1.52x
Average interest-earning assets to average
interest-bearing                                      107.84              109.04              108.60             109.25
    liabilities

SELECTED DATA:
Primary (loss) earnings per share                    $ (0.08)              $0.47              $ 1.33              $1.73
Weighted average number of shares outstanding
for primary                                        23,810,822         25,120,002          24,220,480         25,088,089
    earnings per share computation
Fully diluted (loss) earnings per share               $(0.08)              $0.47               $1.33              $1.71
Weighted average number of shares outstanding
for fully                                          23,821,719         25,218,236          24,227,013         25,446,588
    diluted earnings per share computation
Book value per share                                  $21.06              $20.18              $21.06             $20.18
Number of shares outstanding for book value per
share                                              24,644,157         26,076,486          24,644,157         26,076,486
    computation
Cash dividends declared per share                      $0.10               $0.10               $0.40              $0.40
Dividend payout ratio (f)                                 (f)              21.28%              30.08%             23.39%

                                                                       AT SEPTEMBER 30,
                                                                  ----------------------------

                                                                     1996             1995
                                                                  ------------     -----------

ASSET QUALITY RATIOS:
Non-performing loans to total gross loans                               1.69%           2.67%
Non-performing assets to total assets                                   1.14            1.32
Allowance for possible loan losses to non-performing loans             64.29           61.71


REGULATORY CAPITAL AT SEPTEMBER 30, 1996 FOR THE LONG ISLAND SAVINGS BANK, FSB:

                                                       REGULATORY               REGULATORY                 EXCESS
                                                         CAPITAL                 CAPITAL                   CAPITAL
                                                       REQUIREMENT                LEVEL                     LEVEL

                                                     AMOUNT  PERCENT        AMOUNT      PERCENT       AMOUNT      PERCENT

                                                                           (DOLLARS IN THOUSANDS)

Tangible capital                                   $ 79,679     1.50%       $416,802       7.85%      $337,123       6.35%
Core capital                                        159,359     3.00         416,802       7.85        257,443       4.85
Risk-based capital                                  218,647     8.00         450,714      16.49        232,067       8.49

(a) Ratios for the three months ended September 30, 1996 and 1995 were calculated on an annualized basis.
(b) Exclusive of the effect of the one-time SAIF assessment, the return on average assets would have been 0.67% and 0.86% for the three months and year ended September 30, 1996, respectively.
(c) Exclusive of the effect of the one-time SAIF assessment, the return on average stockholders' equity would have been 6.78% and 8.20% for the three months and year ended September 30, 1996, respectively.
(d) Exclusive of the effect of the one-time SAIF assessment, average stockholders' equity to average assets would have been 9.88.% and 10.44% for the three months and year ended September 30, 1996, respectively.
(e) Exclusive of the effect of the one-time SAIF assessment, stockholders' equity to total assets would have been 9.88% for the three months and year ended September 30, 1996, respectively.
(f) The dividend payout ratio is not meaningful for the three months ended September 30, 1996. Exclusive of the one-time SAIF assessment, the dividend payout ratio would have been 27.03% and 22.5% for the three months and the year ended September 30, 1996, respectively.